UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2007
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

1431 Ocean Ave., Suite 1100
Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Santa Monica, CA 90401
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPILED INTERIM REVIEW.

Innofone.com, Incorporated (the “Company”) has concluded that certain of the Company’s previously issued financial statements should no longer be relied upon because of an error in such financial statements resulting from unknown facts that existed at the time the financial statements were prepared.

As disclosed in the Company’s Current Report on Form 8-K filed on March 22, 2007, the Company is suing Cogent Capital Financial, LLC, Cogent Capital Investments, LLC, Cogent Capital Group, LLC, Gregory L. Kofford, Mark W. Holden (collectively, the “Cogent Defendants”), and Investors Bank & Trust Company (the “Escrow Agent”) to rescind a $50 million equity swap financing transaction (the “Swap Transaction”) dated as of June 2, 2006, and related agreements and amendments (altogether, the “Cogent Litigation”). The Swap Transaction was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2006. The Company is suing the Cogent Defendants for, among other things, negligent misrepresentation and rescission of the Swap Transaction Documents based on illegality, fraud or mistake. The Company is suing the Escrow Agent in order to obtain complete relief in the action because the Escrow Agent is allegedly holding stocks, bonds, and cash which the Company and Cogent Defendants deposited with it pursuant to an escrow agreement underlying the Swap Transaction.

As a condition precedent to the closing of the Swap Transaction, the Cogent Defendants agreed to deposit U.S. Treasury Notes and Strips with a market value on the date preceding the date of delivery to the Escrow Agent of at least $50 million (the “Treasury Bonds”) into escrow with the Escrow Agent. Since closing, the Treasury Bonds have been disclosed as an asset on the Company’s financial statements because the Company and its advisors received written confirmation from the Escrow Agent that the Treasury Bonds were delivered into escrow. In addition, a UCC-1 financing statement was placed against the Treasury Bonds in favor of Cogent Capital at execution of the Swap Transaction on or about June 2, 2006.

During the course of the Cogent Litigation, however, counsel for the Escrow Agent informed the Company by letter dated June 14, 2007 that the $50 million in treasury bonds were not deposited into escrow, but instead were deposited into one of Cogent’s accounts at Investors Bank. Subsequently, on or around June 25, 2007, the Escrow Agent amended its answer to the Company’s complaint denying that the Treasury Bonds were placed in escrow.

Given the above, the Company is now uncertain of the status of the Treasury Bonds, whether title has been transferred to any other party on the Treasury Bonds, whether the Treasury Bonds remain at the Escrow Agent, whether the Treasury Bonds are or were ever legally titled to the Company, or whether the Treasury Bonds have been isolated in a collateral account beyond the reach of the Cogent Defendants. Our investigation continues pending the Cogent Litigation regarding the Treasury Bonds in general.

The Company's management has discussed with the Company's independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a). After discussing these matters with its advisors, independent registered public accounting firm, and the staff of the Securities and Exchange Commission, the Company concluded on June 26, 2007 that certain of the Company’s previously issued financial statements should no longer be relied upon because of an error in such financial statements resulting from the unknown facts regarding the Swap Transaction and related $50 million in Treasury Bonds that existed at the time the financial statements were prepared. The financial statements and years or periods covered that should no longer be relied upon are as follows: (i) Form 10-KSB for the year ended June 30, 2006; (ii) Form 10-QSB for the quarter ended September 30, 2006; (iii) Form 10-QSB for the quarter ended December 31, 2006; and Form 10-QSB for the quarter ended March 31, 2007 (collectively, the “Financial Statements”).

Pending the outcome of further investigation and discovery in the Cogent Litigation, the Company will have to restate the Financial Statements to remove the Swap Transaction and related $50 million in Treasury Bonds. Until such time as the Company files restated Financial Statements with the Securities and Exchange Commission, the Financial Statements should not be relied upon. The Company deems the Swap Transaction to be both complex and nonrecurring and the Company does not know at this time the exact impact the restatements may have on the Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

June 28, 2007	By:	/s/ Alex Lightman

Alex Lightman Chief Executive Officer, President and Principal Financial Officer